Exhibit 99.1

KONTOOR BRANDS DECLARES QUARTERLY DIVIDEND, A 2 PERCENT INCREASE

GREENSBORO, N.C. - October 22, 2026 - Kontoor Brands, Inc. (NYSE: KTB) today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.54 per share of its common stock, an increase of $0.01 or 2 percent. The cash dividend will be payable on December 18, 2026, to shareholders of record at the close of business December 8, 2026.
About Kontoor Brands
Kontoor Brands, Inc. (NYSE: KTB) is a portfolio of three of the world’s most iconic lifestyle, outdoor and workwear brands: Wrangler®, Lee® and Helly Hansen®. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts
Investors:
Erinn Murphy, (336) 332-3022
Vice President, Global Head of Finance & Operations for Helly Hansen; Corporate Investor Relations
Erinn.Murphy@kontoorbrands.com
or
Media:
Julia Burge, (336) 332-5122
Vice President, Global Communications
Julia.Burge@kontoorbrands.com

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